Exhibit 99.1

N E W S R E L E A S E

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-24-21

THE GEO GROUP REPORTS THIRD QUARTER 2024 RESULTS

Boca Raton, Fla. – November 7, 2024 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of contracted support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported today its financial results for the third quarter and first nine months of 2024.

Third Quarter 2024 Highlights

•	Total revenues of $603.1 million

•	Net Income Attributable to GEO of $0.19 per diluted share

•	Adjusted Net Income of $0.21 per diluted share

•	Adjusted EBITDA of $118.6 million

For the third quarter 2024, we reported net income attributable to GEO of $26.3 million, or $0.19 per diluted share, compared to net income attributable to GEO of $24.5 million, or $0.16 per diluted share, for the third quarter 2023. Third quarter 2024 results reflect costs associated with the extinguishment of debt of $2.9 million, pre-tax, $0.4 million in transaction fees, pre-tax, and $0.5 million in close-out expenses, pre-tax. Excluding the costs associated with the extinguishment of debt and other unusual and/or nonrecurring items, we reported adjusted net income for the third quarter 2024 of $29.1 million, or $0.21 per diluted share, compared to $23.6 million, or $0.19 per diluted share, for the third quarter 2023.

We reported total revenues for the third quarter 2024 of $603.1 million compared to $602.8 million for the third quarter 2023. We reported third quarter 2024 Adjusted EBITDA of $118.6 million, compared to $118.7 million for the third quarter 2023.

Third quarter 2024 results reflect lower-than-expected revenues in our Electronic Monitoring and Supervision Services segment, primarily due to the decline in participant counts under the federal government’s Intensive Supervision Appearance Program (“ISAP”). Participant counts under ISAP averaged approximately 177,000 individuals during the third quarter 2024, compared to average ISAP participant counts of approximately 184,000 during the second quarter 2024.

George C. Zoley, Executive Chairman of GEO, said, “While our third quarter results were below our expectations due to lower-than-expected revenues in our Electronic Monitoring and Supervision Services segment, we believe we have several potential sources of upside to our current quarterly run rate, with possible future growth opportunities across our diversified services platform. We have 18,000 available beds across contracted and idle secure services facilities, which if fully activated, would provide significant potential upside to our financial performance. We also believe we have the necessary resources to materially scale up the service levels in our ISAP and air and ground transportation contracts.”

“As we evaluate and pursue future growth opportunities, we remain focused on the disciplined allocation of capital to further reduce our debt, deleverage our balance sheet, and position our company to evaluate options to return capital to shareholders in the future,” Zoley added.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

First Nine Months 2024 Highlights

•	Total revenues of $1.82 billion

•	Net Income Attributable to GEO of $0.11 per diluted share, reflects costs associated with the extinguishment of debt of $85.3 million, pre-tax

•	Adjusted Net Income of $0.63 per diluted share

•	Adjusted EBITDA of $355.5 million

For the first nine months of 2024, we reported net income attributable to GEO of $16.5 million, or $0.11 per diluted share, compared to net income attributable to GEO of $82.1 million, or $0.55 per diluted share, for the first nine months of 2023. Results for the first nine months of 2024 reflect costs associated with the extinguishment of debt of $85.3 million, pre-tax.

Excluding the costs associated with the extinguishment of debt and other unusual and/or nonrecurring items, we reported adjusted net income for the first nine months of 2024 of $82.8 million, or $0.63 per diluted share, compared to $79.8 million, or $0.65 per diluted share, for the first nine months of 2023.

We reported total revenues for the first nine months of 2024 of $1.82 billion compared to $1.80 billion for the first nine months of 2023. We reported Adjusted EBITDA for the first nine months of 2024 of $355.5 million, compared to $378.6 million for the first nine months of 2023.

Financial Guidance

Today, we updated our financial guidance for the fourth quarter and full year 2024. While participant counts under ISAP have been increasing subsequent to the end of the third quarter 2024 to approximately 182,500 currently, and while it is possible ISAP participant counts and utilization of ICE processing center beds may further increase this year, we have updated our fourth quarter 2024 guidance to be largely consistent with our third quarter 2024 results. We expect fourth quarter 2024 Net Income Attributable to GEO to be in a range of $0.19 to $0.22 per diluted share on quarterly revenues of $600 million to $610 million. We expect fourth quarter 2024 Adjusted EBITDA to be in a range of $114 million to $124 million.

For the full year 2024, we expect Net Income Attributable to GEO to be in a range of $0.30 to $0.34 per diluted share, which reflects costs associated with the extinguishment of debt of $87 million, pre-tax. Excluding the costs associated with the extinguishment of debt and other unusual and/or nonrecurring items, we expect full year 2024 Adjusted Net Income to be in a range of $0.80 to $0.84 per diluted share, on annual revenues of approximately $2.42 billion and reflecting an effective tax rate of approximately 23 percent, inclusive of known discrete items. We expect our full year 2024 Adjusted EBITDA to be between $470 million and $480 million.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Recent Developments

On October 4, 2024, we announced that U.S. Immigration and Customs Enforcement (“ICE”) exercised the first five-year option period extending the contract for the GEO-owned 1,940-bed Adelanto ICE Processing Center in California (the “Adelanto Center”) through December 19, 2029. ICE and GEO entered into a 15-year contract on December 19, 2019, for the provision of secure residential housing and support care services at the Adelanto Center, consisting of a five-year base period followed by two five-year option periods. The Adelanto Center employs approximately 350 employees.

Balance Sheet

At the end of the third quarter 2024, our net debt totaled approximately $1.69 billion, and our net leverage was approximately 3.5 times Adjusted EBITDA. We ended the third quarter 2024 with approximately $71 million in cash and cash equivalents and approximately $280 million in total available liquidity.

Conference Call Information

We have scheduled a conference call and webcast for today at 11:00 AM (Eastern Time) to discuss our third quarter 2024 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available through November 14, 2024, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 7169822.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 99 facilities totaling approximately 80,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Adjusted Net Income, and Net Income to EBITDA and Adjusted EBITDA, along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, and Adjusted EBITDA are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Net Debt, Net Leverage, and Adjusted EBITDA. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

While we have provided a high level reconciliation for the guidance ranges for full year 2024, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Debt is defined as gross principal debt less cash from restricted subsidiaries. Net Leverage is defined as Net Debt divided by Adjusted EBITDA.

EBITDA is defined as net income adjusted by adding provisions/(benefit) for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (gain)/loss on asset divestitures/impairment, pre-tax, net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, start-up expenses, pre-tax, ATM equity program expenses, pre-tax, transaction fees, pre-tax, close-out expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business.

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income.

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance.

EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Adjusted Net Income is defined as net income/(loss) attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented (gain)/loss on asset divestitures/impairment, pre-tax, loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, transaction fees, pre-tax, ATM equity program expenses, pre-tax, close-out expenses, pre-tax, discrete tax benefit, and tax effect of adjustments to net income attributable to GEO.

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Safe-Harbor Statement

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the full year and fourth quarter of 2024, statements regarding GEO’s focus on reducing net debt, deleveraging its balance sheet, positioning itself to explore options to return capital to shareholders in the future, and pursuing a disciplined allocation of capital to enhance long-term value for shareholders, executing on GEO’s strategic priorities, pursuing quality growth opportunities, and the upside this could have on GEO’s quarterly run-rate, and GEO’s ability to scale up the delivery of diversified services to support the future needs of its government agency partners. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2024 given the various risks to which its business is exposed; (2) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (3) GEO’s ability to identify and successfully complete any potential sales of company-owned assets and businesses or potential acquisitions of assets or businesses on commercially advantageous terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) any continuing impact of the COVID-19 global pandemic on GEO and GEO’s ability to mitigate the risks associated with COVID-19; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities; (9) fluctuations in GEO’s operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in GEO’s operating costs; (10) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (11) GEO’s ability to address inflationary pressures related to labor related expenses and other operating costs; (12) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (13) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (14) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (15) GEO’s ability to successfully pursue growth opportunities and continue to create shareholder value; (16) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; and (17) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

Third quarter and first nine months 2024 financial tables to follow:

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	September 30, 2024	December 31, 2023
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$70,635	$93,971
Accounts receivable, less allowance for doubtful accounts	367,504	390,023
Prepaid expenses and other current assets	46,359	44,511

Total current assets	$484,498	$528,505
Restricted Cash and Investments	147,774	135,968
Property and Equipment, Net	1,910,554	1,944,278
Operating Lease Right-of-Use Assets, Net	96,718	102,204
Deferred Income Tax Assets	8,551	8,551
Intangible Assets, Net (including goodwill)	884,944	891,085
Other Non-Current Assets	100,253	85,815

Total Assets	$3,633,292	$3,696,406

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$64,532	$64,447
Accrued payroll and related taxes	86,280	64,436
Accrued expenses and other current liabilities	210,309	228,059
Operating lease liabilities, current portion	25,408	24,640
Current portion of finance lease obligations, and long-term debt	55,109	55,882

Total current liabilities	$441,638	$437,464
Deferred Income Tax Liabilities	72,604	77,369
Other Non-Current Liabilities	90,594	83,643
Operating Lease Liabilities	75,232	82,114
Long-Term Debt	1,638,686	1,725,502
Total Shareholders’ Equity	1,314,538	1,290,314

Total Liabilities and Shareholders’ Equity	$3,633,292	$3,696,406

*	all figures in '000s

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S  R E L E A S E

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q3 2024	Q3 2023	YTD 2024	YTD 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$603,125	$602,785	$1,815,982	$1,804,885
Operating expenses	441,917	440,667	1,327,121	1,302,287
Depreciation and amortization	31,756	31,173	94,434	94,787
General and administrative expenses	47,081	47,356	152,349	139,182

Operating income	82,371	83,589	242,078	268,629
Interest income	3,168	1,320	7,634	3,785
Interest expense	(45,498)	(55,777)	(147,437)	(165,081)
Loss on extinguishment of debt	(2,920)	(91)	(85,298)	(1,845)
Gain/(loss) on asset divestitures/impairment	—	1,274	(2,907)	3,449

Income before income taxes and equity in earnings of affiliates	37,121	30,315	14,070	108,937
Provision for/(benefit from) income taxes	11,664	6,521	(644)	30,036
Equity in earnings of affiliates, net of income tax provision	832	709	1,671	3,121

Net income	26,289	24,503	16,385	82,022
Less: Net loss attributable to noncontrolling interests	31	16	90	71

Net income attributable to The GEO Group, Inc.	$26,320	$24,519	$16,475	$82,093

Weighted Average Common Shares Outstanding:
Basic	135,961	122,066	129,682	121,850
Diluted	138,130	123,433	132,022	123,479
Net income per Common Share Attributable to The GEO Group, Inc.** :
Basic:
Net income per share — basic	$0.19	$0.17	$0.12	$0.56

Diluted:
Net income per share — diluted	$0.19	$0.16	$0.11	$0.55

*	All figures in ‘000s, except per share data
**

In accordance with U.S. GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Reconciliation of Net Income to EBITDA and Adjusted EBITDA,

and Net Income Attributable to GEO to Adjusted Net Income*

(Unaudited)

	Q3 2024	Q3 2023	YTD 2024	YTD 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$26,289	$24,503	$16,385	$82,022
Add:
Income tax provision/(benefit) **	11,861	6,588	(132)	30,617
Interest expense, net of interest income ***	45,250	54,548	225,101	163,141
Depreciation and amortization	31,756	31,173	94,434	94,787

EBITDA	$115,156	$116,812	$335,788	$370,567

Add (Subtract):
(Gain)/loss on asset divestitures/impairment, pre-tax	—	(1,274)	2,907	(3,449)
Net loss attributable to noncontrolling interests	31	16	90	71
Stock based compensation expenses, pre-tax	3,534	3,116	12,322	12,052
Start-up expenses, pre-tax	—	—	507	—
Transaction fees,pre-tax	371	—	3,468	—
ATM equity program expenses, pre tax	—	—	264	—
Close-out expenses, pre-tax	472	—	2,345	—
Other non-cash revenue & expenses, pre-tax	(928)	—	(2,161)	(687)

Adjusted EBITDA	$118,636	$118,670	$355,530	$378,554

Net Income attributable to GEO	$26,320	$24,519	$16,475	$82,093
Add (Subtract):
(Gain)/loss on asset divestitures/impairment, pre-tax	—	(1,274)	2,907	(3,449)
Loss on extinguishment of debt, pre-tax	2,920	91	85,298	1,845
Start-up expenses, pre-tax	—	—	507	—
Transaction fees,pre-tax	371	—	3,468	—
ATM equity program expenses, pre tax	—	—	264	—
Close-out expenses, pre-tax	472	—	2,345	—
Discrete tax benefit (1)	(85)	—	(4,605)	—
Tax effect of adjustment to net income attributable to GEO (2)	(946)	297	(23,837)	(687)

Adjusted Net Income	$29,052	$23,633	$82,822	$79,802

Weighted average common shares outstanding - Diluted	138,130	123,433	132,022	123,479

Adjusted Net Income per Diluted share	0.21	0.19	0.63	0.65

*	All figures in ‘000s, except per share data.
**	Includes income tax provision on equity in earnings of affiliates.
***	Includes loss on extinguishment of debt.
(1)	Discrete tax benefit primarily relates to interest deduction related to shares of common stock issued to note holders as a result of our private convertible note exchange transactions.
(2)	Tax adjustment related to gain/loss on asset divestitures/impairment, loss on extinguishment of debt, start-up expenses, ATM equity program expenses, close-out expenses, and transaction fees.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

2024 Outlook/Reconciliation*

(In thousands, except per share data)

(Unaudited)

	FY 2024
Net Income Attributable to GEO(1)	$40,000	to	$45,000
Net Interest Expense	182,000		184,000
Loss on Extinguishment of Debt, pre-tax	87,000		87,000
Income Taxes(1)
(including income tax provision on equity in earnings of affiliates)	12,500		14,500
Depreciation and Amortization	126,000		127,000
Non-Cash Stock Based Compensation	16,000		16,000
Other Non-Cash	6,500		6,500
Adjusted EBITDA	$470,000	to	$480,000
Net Income Attributable to GEO Per Diluted Share	$0.30	to	$0.34
Adjusted Net Income Per Diluted Share	$0.80		$0.84
Weighted Average Common Shares Outstanding-Diluted	134,000	to	134,000
CAPEX
Growth	12,000	to	13,000
Technology	25,000		27,000
Facility Maintenance	43,000		45,000
Capital Expenditures	80,000	to	85,000
Total Debt, Net	$1,675,000		$1,650,000
Total Leverage, Net	3.5		3.5

(1)	Net of ~$26M of tax benefits related to loss on extinguishment of debt and interest deduction for shares of common stock as a result of the convertible note exchange
*	Total Net Leverage is calculated using the midpoint of Adjusted EBITDA guidance range.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations